DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT
Dated: 28 January 2021
BETWEEN:
Eco Science Solutions, Inc. (the “Company”), a company incorporated under the laws of the State of Nevada, with an address for business at 1135 Makawao Avenue Suite 103-188, Makawao, Hawaii 96768-7402;
AND:
Rountree Consulting, Inc. (the “Subscriber”), a company incorporated under the laws of the State of California, with a business address of 300 S. El Camino Real Suite 206 San Clemente, CA  92672.
WHEREAS:
A. Subscriber is owed funds with respect to certain advances and loans to the Company (the “Total Debt”) as evidenced by promissory notes (the “Promissory Notes”) previously disclosed into the public market.
B. The Subscriber has agreed to accept 500,000 unregistered, restricted shares of the Company’s common stock at a price of US $.50 per share (collectively, the “Shares”), in settlement of a portion of the Subscriber’s Total Debt, in the amount of $250,000 (the Settled Debt) pursuant to the terms and conditions set forth in this Agreement.
NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.	Interpretation
1.1 In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.
1.2 Any reference to currency is to the currency of the United States of America unless otherwise indicated.
2.	Acknowledgement of Indebtedness
2.1 The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber, and the Subscriber does hereby warrant that the debt relative to this Agreement is not currently in breach, has not been exchanged, transferred, pledged or assigned,
2.2 The Company’s Board of Directors further acknowledge that any remaining debt held by Subscriber shall be consolidated into one Note separate from this Agreement, having new terms and conditions as approved by the Company’s Board of Directors.
3.	Payment of Indebtedness
3.1 As full and final payment of the Settlement Amount, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Shares, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Settled Debt.

4.	Release
4.1 The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Settled Debt will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Settled Debt.
5.	Documents Required from Subscriber
5.1 The Subscriber must complete, sign and return to the Company:
(a)	two (2) executed copies of this Agreement;
5.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board, stock exchanges and applicable law.
6.	Closing
6.1 Closing of the offering of the Shares (the “Closing”) shall occur on such date as may be determined by the Company and the Subscriber (the “Closing Date”).
7.	Representations and Warranties of Subscriber
7.1 The Subscriber acknowledges and agrees that:
(a)
Investment Purpose. As of the date hereof, the Subscriber is purchasing the Common Stock for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, except as otherwise set forth in this Agreement, that by making the representations herein, the Subscriber does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b)	Accredited Investor Status. The Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act (an “Accredited Investor”).
(c)
Reliance on Exemptions. The Subscriber understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

(d)
Information. The Subscriber has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Subscriber. The Subscriber has been afforded the opportunity to ask questions of, and to receive answers from, representatives of the Company. Neither such inquiries nor any other due diligence investigation conducted by Subscriber or any of its advisors or representatives shall modify, amend or affect Subscriber’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Subscriber understands that its investment in the Securities involves a significant degree of risk. The Subscriber is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

(e)
Governmental Review. The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)
Transfer or Re-sale. The Subscriber understands that the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless the Securities are sold pursuant to an effective registration statement under the 1933 Act, the Subscriber shall have delivered to the Company, at the cost of the Subscriber, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”) of the Subscriber who agrees to sell or otherwise transfer the Securities only in accordance with this Section 7(f) and who is an Accredited Investor, the Securities are sold pursuant to Rule 144, or the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Subscriber shall have delivered to the Company, at the cost of the Subscriber, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

Legends. The Subscriber understands that the Securities will bear a restrictive legend stating the following:

The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended.  No sale or distribution may be effected without an effective registration statement or a legal opinion, in a form satisfactory to the Company, that such registration is not required under the Securities Act of 1933.
(and that stop-transfer orders may be placed against transfer of the certificates for such Securities).
(g)
No Short-Sales. For a period of twenty-four (24) months from the date of this Agreement, Subscriber will not, directly or through an affiliate, engage in any open market Short Sale (as defined below) of any shares of Company’s common stock. As used herein, “Short Sale” has the meaning provided in Rule 3b-3 under the Securities Exchange Act of 1934, as amended.

(h)
Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Subscriber, and this Agreement constitutes a valid and binding agreement of the Subscriber enforceable in accordance with its terms.

(i)
Confidentiality; Material Non-Public Information. The Subscriber expressly acknowledges and agrees that certain of the Confidential Information disclosed to it, including, but not limited to, the information concerning this private placement, or the terms, conditions or other facts relating thereto or the fact that Confidential Information has been made available to the Subscriber, includes material non-public information that has not been publicly disclosed by the Company. In addition, the Subscriber expressly acknowledges and agrees that it is an “insider” of the Company and may from time to time receive or be aware of certain Confidential Information that may represent material non-public information that has not been publicly disclosed by the Company. The Subscriber understands that federal securities laws impose restrictions on trading based on information regarding this offering or any other material non-public information. The Subscriber expressly agrees that until such time as the Confidential Information is disclosed to the public by the Company, the Recipient will hold in confidence and not disclose or make use of, or in any way disseminate within his own organization or to any third party, any Confidential Information of the Company which is supplied to or obtained by him. In addition, the Subscriber agrees that he will (i) not use the Confidential Information in such a way as to violate the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any other rules or regulations promulgated thereunder; (ii) communicate only with the designated representatives of the Company concerning the Confidential Information; (iii) keep all Confidential Information confidential and in his sole possession; and (iv) not engage in any trading activity involving any securities of the Company, including, but not limited to options, short sales, hedging or any other derivatives or positions concerning securities of the Company.

“Confidential Information’’ as used in this Agreement shall mean any and all documents, materials, data and/or information, in whatever form or format (including, without limitation, electronic media) which relates to the business of the Company or its affiliates provided or disclosed to the Subscriber and that is either confidential, proprietary or otherwise not generally available to the public, whether or not marked confidential. Confidential Information includes, by way of example and without limitation, the Company’s confidential and/or proprietary information, any material non- public information (within the meaning of Regulation FD promulgated under the 1933 Act and the 1934 Act) and/or trade secrets that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources; financial information; corporate information; business plans; budgets; valuations; financial projections; records; customer lists; business forecasts; information regarding the Company's internal operations; plans and strategies for development, expansion, divestitures or acquisitions, or any proposals, bids or letters of intent for such; executive summaries; business models; and business, sales and marketing plans of the Company and its affiliates. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which becomes or is generally available to the public other than as a result of a disclosure by or through Subscriber, or that the Subscriber is legally required to disclose; provided, however, that if the Subscriber is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.
8.	Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that:
(a)
Organization and Qualification. The Company and each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)
Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, and (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly.

(c)
Acknowledgment Regarding Purchase of Securities. The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Subscriber or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Subscriber’ purchase of the Securities. The Company further represents to the Subscriber that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(d)
No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Subscriber. The issuance of the Securities to the Subscriber will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

(e)
Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a "bad actor" as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the Securities and Exchange Commission.

9.	Costs
9.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Shares shall be borne by the Subscriber.
10.	Governing Law; Miscellaneous.
10.1      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

10.2      Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
10.3      Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
10.4 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
10.5      Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Subscriber.
10.6      Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, (iv) via electronic mail or (v) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or delivery via electronic mail, or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Eco Science Solutions, Inc.
1135 Makawao Avenue Suite 103-188
Makawao, HI  96768

If to the Subscriber to:

Rountree Consulting, Inc.
300 S. El Camino Real Suite 206
San Clemente, CA   92672

          If to the Chairman of the Board:

A Carl Mudd
172 Eagles Peak S
Bullard, TX  75757

Each party shall provide notice to the other party of any change in address.

10.7      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Subscriber shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Subscriber may assign its rights hereunder to any person that purchases Securities in a private transaction from the Subscriber or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

10.8      Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.9      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first above mentioned.
DELIVERY INSTRUCTIONS
1.	Delivery - please deliver the certificates to:
Rountree Consulting, Inc. 300 S. El Camino Real #206 San Clemente, CA  92672

     The undersigned hereby acknowledges that it will deliver to the Company all such additional completed form in respect of the Subscriber’s acquisition of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.
Rountree Consulting, Inc.
(Name of Subscriber – Please type or print)
/s/Michael Rountree
 /s/
 Michael Rountree
300 S. El Camino Real #206
San Clemente, CA  92672
United States

Eco Science Solutions, Inc.

By:  /s/Jeffery Taylor
        Jeffery Taylor, CEO
                            1135 Makawao Avenue Suite 103-188
        Makawao, HI  96768

ACCEPTANCE
The above-mentioned Agreement in respect of the Shares is hereby accepted by the Company.
DATED this 28th day of January 2021.

Per:  /s/A Carl Mudd
  A Carl Mudd
  Ombudsman